EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to The United Illuminating Company 401(k)/Employee Stock Ownership Plan of UIL Holdings Corporation of our report dated June 26, 2008 relating to the financial statements and the financial statement schedules of The United Illuminating Company 401(k)/Employee Stock Ownership Plan for the year ended December 31, 2007, included in the annual report on Form 11-K for the year ended December 31, 2007.

Dworken, Hillman, LaMorte & Sterczala P.C.
Shelton, Connecticut
December 16, 2008